Exhibit 23









                          INDEPENDENT AUDITORS' CONSENT




     We consent to the incorporation by reference in Registration Statement Nos. 333-24065 and 333-62019 of South Jersey Gas Company on Form S-3 of our reports dated February 13, 2002, appearing in this Annual Report on Form 10-K of South Jersey Gas Company for the year ended December 31, 2001.





DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 25, 2002